Exhibit 99.1

HESS MIDSTREAM PARTNERS LP

HESS MIDSTREAM PARTNERS LP REPORTS ESTIMATED RESULTS FOR THE SECOND QUARTER OF 2018

Second Quarter Highlights:

•	Net income was $94.6 million. Net cash provided by operating activities was $141.5 million.
•	Adjusted EBITDA[1] was $125.2 million, of which $24.2 million was attributable to Hess Midstream Partners LP.
•	DCF[1] of Hess Midstream Partners LP was $23.9 million resulting in 1.24x DCF coverage of distributions for the period.
•

Increased quarterly cash distribution to $0.3452 per unit, an increase of 3.6% compared with the prior quarter or 15% on an annualized basis, consistent with targeted long‑term annual distribution growth per unit.

•

Compared with the prior‑year quarter, throughput volumes increased 20% for gas gathering, 26% for crude oil gathering, 21% for gas processing and 42% for crude oil terminaling, driven by Hess Corporation’s growing production, capturing additional third-party customer volumes, and strong operating performance of our assets.

•	Revolver remains undrawn with capacity of $300 million available to fund future growth.

2018 Revised Full Year Guidance:

•

Net income guidance increased to $350 - $375 million and Adjusted EBITDA[1] guidance increased to $475 - $500 million, a $15 million increase from the midpoint of previous guidance on expected stronger organic growth and lower operating costs. DCF[1] guidance increased to $91 - $96 million.

•

Expansion capital guidance increased to $340 million, or $68 million net to Hess Midstream Partners LP, primarily due to capturing additional Hess Corporation and third‑party crude oil and natural gas volumes.

•	Volume guidance increased for gathering and terminaling throughputs, driven by growing Hess Corporation and third-party production.

HOUSTON, July 25, 2018—Hess Midstream Partners LP (NYSE: HESM) (“Hess Midstream”) today reported second quarter 2018 net income of $94.6 million compared with net income of $68.1 million for the second quarter of 2017. After deduction for noncontrolling interests, net income attributable to Hess Midstream was $17.8 million, or $0.32 per common unit. Hess Midstream generated Adjusted EBITDA of $24.2 million and DCF of $23.9 million for the second quarter of 2018.

[1]	Adjusted EBITDA and DCF are non‑GAAP measures. Definitions and reconciliations of these non‑GAAP measures to GAAP reporting measures appear in the following pages of this release.

“We reported strong financial and operating results for the second quarter of 2018, primarily driven by significant increases in natural gas and crude oil gathering throughput volumes compared to the prior‑year quarter. The momentum is expected to continue through the second half of the year, as indicated by our increased 2018 operating and financial guidance,” said John Gatling, Chief Operating Officer of Hess Midstream. “Hess Midstream remains focused on executing its infrastructure strategy to enhance our ability to capture significant additional production volumes from Hess and third parties.”

Financial Results

The Partnership’s results included in this release are consolidated to include the noncontrolling interests in Hess Midstream’s assets retained by Hess Infrastructure Partners LP (“Hess Infrastructure Partners”). We refer to certain results as “attributable to Hess Midstream Partners LP,” which excludes the noncontrolling interests in Hess Midstream’s assets retained by Hess Infrastructure Partners.

Revenues and other income in the second quarter of 2018 were $164.7 million, including $12.8 million of shortfall fees. Revenues were up from $138.3 million in the prior-year quarter primarily attributable to higher throughput volumes and tariff rates. Total costs and expenses in the second quarter of 2018 and 2017 were $69.7 million. Net income for the second quarter of 2018 was $94.6 million and net cash provided by operating activities was $141.5 million.

Adjusted EBITDA was $125.2 million, of which $24.2 million is attributable to Hess Midstream. DCF of $23.9 million resulted in a 1.24x DCF coverage ratio relative to distributions.

At the end of the second quarter 2018, Hess Midstream’s $300.0 million revolving credit facility remained undrawn and available to fund organic growth projects or acquisitions from Hess Corporation (“Hess”), Hess Infrastructure Partners or third parties.

Operational Highlights

Hess Midstream continued to demonstrate strong organic growth in the second quarter of 2018 as we leveraged our capital investments and utilized our system capacity to capture growth from Hess and third parties in the Bakken through our advantaged infrastructure. Second quarter 2018 throughput volumes increased 20% for gas gathering, 26% for crude oil gathering, 21% for gas processing and 42% for crude oil terminaling, compared to the prior‑year quarter, driven by growing Hess and third‑party volumes, and strong operating performance of our assets, including the Tioga Gas Plant, Hawkeye Gas Facility, Hawkeye Oil Facility, and Johnson’s Corner Header System. Little Missouri 4 (“LM4”) gas processing plant construction is progressing and remains on track for completion by end of 2018 with operations beginning to ramp up in early 2019.

Capital Expenditures

Gross capital expenditures for the second quarter of 2018 totaled $98.3 million, including $79.3 million of expansion capital expenditures, $17.0 million of equity investments associated with the LM4 gas processing plant, and $2.0 million of maintenance capital expenditures. Under the contribution agreement we entered into with Hess Infrastructure Partners in connection with the IPO, Hess Infrastructure Partners reimbursed $1.0 million of gross maintenance capital expenditures incurred during the second quarter of 2018. Capital expenditures in the prior-year quarter were $17.1 million, including $15.0 million of expansion capital expenditures and $2.1 million of maintenance capital expenditures. The increase in expansion capital expenditures was primarily attributable to well connect system build out to capture additional Hess and third‑party crude oil and natural gas production, and acceleration of engineering, procurement and construction work related to our planned gas compression expansion projects to support Hess and third-party growth. Net capital expenditures attributable to Hess Midstream Partners LP in the second quarter of 2018 totaled $19.7 million, including $15.9 million of expansion capital expenditures, $3.4 million of equity investments associated with the LM4 gas processing plant, and $0.4 million of maintenance capital expenditures.

Quarterly Cash Distributions

On July 23, 2018, our general partner’s board of directors declared a cash distribution of $0.3452 per unit for the second quarter of 2018, an increase of 3.6% over the distribution for the first quarter of 2018. The distribution is expected to be paid on August 13, 2018 to unitholders of record as of the close of business on August 2, 2018.

Hess Midstream is targeting long‑term 15% annual distribution growth per unit with at least a 1.1x distribution coverage ratio.

Guidance

Hess Midstream is updating its guidance for full year 2018 as follows:

Year Ending
December 31, 2018
(Unaudited)
Financials (millions)
Net income	$350 - 375
Consolidated Adjusted EBITDA	$475 - 500
Adjusted EBITDA attributable to Hess Midstream Partners LP	$93 - 98
DCF of Hess Midstream Partners LP	$91 - 96
Expansion capital, net to Hess Midstream Partners LP	$68
Maintenance capital, net to Hess Midstream Partners LP	$2

Year Ending
December 31, 2018
(Unaudited)
Throughput volumes (thousands)
Gas gathering - Mcf of natural gas per day	245 - 255
Crude oil gathering - bopd	80 - 90
Gas processing - Mcf of natural gas per day	225 - 235
Crude terminals - bopd	90 - 100

Investor Webcast

Hess Midstream will review second quarter financial and operating results and other matters on a webcast today at 12:30 p.m. Eastern Daylight Time. The live audio webcast is accessible on the Investor page of our website www.hessmidstream.com. Conference call numbers for participation are 866-395-9624, or 213-660-0871 for international callers. The passcode number is 5099127. A replay of the conference call will be available at the same location following the event.

About Hess Midstream

Hess Midstream Partners LP is a fee‑based, growth oriented traditional master limited partnership that was formed to own, operate, develop and acquire a diverse set of midstream assets to provide services to Hess Corporation and third‑party customers. Hess Midstream’s assets are primarily located in the Bakken and Three Forks Shale plays in the Williston Basin area of North Dakota. More information is available at www.hessmidstream.com.

Reconciliation of U.S. GAAP to Non‑GAAP Measures

In addition to our financial information presented in accordance with U.S. generally accepted accounting principles (GAAP), management utilizes additional non‑GAAP measures to facilitate comparisons of past performance and future periods. We use two non‑GAAP financial measures in this earnings release. “Adjusted EBITDA” presented in this release is defined as reported net income (loss) plus net interest expense, income tax expense and depreciation and amortization, as further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance, such as other income and other non‑cash, non‑recurring items, if applicable. We define Adjusted EBITDA attributable to Hess Midstream Partners LP as Adjusted EBITDA less Adjusted EBITDA attributable to Hess Infrastructure Partners’ retained interests in our joint interest assets. “Distributable Cash Flow” (“DCF”) is defined as Adjusted EBITDA attributable to Hess Midstream Partners LP less cash paid for interest and maintenance capital expenditures. Distributable cash flow does not reflect changes in working capital balances. We believe that investors’ understanding of our performance is enhanced by disclosing these measures as they may assist in assessing our operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or, in the case of Adjusted EBITDA, financing methods, and assessing the ability of our assets to generate sufficient cash flow to make distributions to our unitholders. These measures are not, and should not be viewed as, a substitute for U.S. GAAP net income or cash flow from operating activities and should not be considered in isolation. Reconciliations of both reported net income attributable to Hess Midstream Partners LP (GAAP) to Adjusted EBITDA and net cash provided by operating activities (GAAP) to Distributable Cash Flow, are provided below.

	Second Quarter
	(unaudited)
	2018		2017

(in millions, except ratio and per-unit data)
Reconciliation of Adjusted EBITDA attributable to Hess Midstream Partners LP and Distributable Cash Flow attributable to Hess Midstream Partners LP to net income:
Net income	$94.6		$68.1
Plus:
Depreciation expense	30.2		28.5
Interest expense, net	0.4		0.5
Adjusted EBITDA	125.2		97.1
Less:
Adjusted EBITDA prior to the IPO on April 10, 2017	-		7.9
Adjusted EBITDA subsequent to the IPO on April 10, 2017	125.2		89.2
Less:
Adjusted EBITDA attributable to noncontrolling interest(a)	101.0		72.2
Adjusted EBITDA attributable to Hess Midstream Partners LP	$24.2		$17.0
Less:
Cash interest paid, net	0.1		0.2
Maintenance capital expenditures	0.2		-
Distributable cash flow attributable to Hess Midstream Partners LP	$23.9		$16.8

Reconciliation of Adjusted EBITDA attributable to Hess Midstream Partners LP and Distributable Cash Flow attributable to Hess Midstream Partners LP to net cash provided by operating activities:
Net cash provided by operating activities	$141.5		$102.2
Changes in assets and liabilities	(16.2)		(5.3)
Amortization of deferred financing costs	(0.2)		(0.2)
Unit-based compensation	(0.3)		(0.1)
Interest expense, net	0.4		0.5
Adjusted EBITDA	$125.2		$97.1
Less:
Adjusted EBITDA prior to the IPO on April 10, 2017	-		7.9
Adjusted EBITDA attributable to noncontrolling interest(a)	101.0		72.2
Adjusted EBITDA attributable to Hess Midstream Partners LP	$24.2		$17.0
Less:
Cash interest paid, net	0.1		0.2
Maintenance capital expenditures	0.2		-
Distributable cash flow attributable to Hess Midstream Partners LP	$23.9		$16.8
Distributed cash flow	19.2		15.1
Distribution coverage ratio	1.24	x	1.11	x
Distribution per unit(b)	$0.3452		$0.2703
(a)

Reflects Hess Infrastructure Partners’ 80% noncontrolling economic interest in the net income of Hess North Dakota Pipelines Operations LP, Hess TGP Operations LP and Hess North Dakota Export Logistics LP.

(b)

Distribution for the second quarter 2017 was prorated from the closing of Hess Midstream’s IPO on April 10, 2017 and equates to the minimum quarterly distribution of $0.3000 per unit on a full quarter basis.

Guidance
Year Ending
December 31, 2018
(Unaudited)
(in millions)
Reconciliation of Adjusted EBITDA attributable to Hess Midstream Partners LP and Distributable Cash Flow attributable to Hess Midstream Partners LP to net income:
Net income	$350 - 375
Plus:
Depreciation expense	123
Interest expense, net	2
Adjusted EBITDA	475 - 500
Less:
Adjusted EBITDA attributable to noncontrolling interest(a)	382 - 402
Adjusted EBITDA attributable to Hess Midstream Partners LP	93 - 98
Less:
Cash interest paid, net	1
Maintenance capital expenditures	1
Distributable cash flow attributable to Hess Midstream Partners LP	$91 - 96
(a)

Reflects Hess Infrastructure Partners’ 80% noncontrolling economic interest in the net income of Hess North Dakota Pipelines Operations LP, Hess TGP Operations LP and Hess North Dakota Export Logistics LP.

Forward‑looking Statements

This press release may include forward‑looking statements within the meaning of the federal securities laws. Generally, the words “anticipate,” “estimate,” “expect,” “forecast,” “guidance,” “could,” “may,” “should,” “believe,” “intend,” “project,” “plan,” “predict,” “will” and similar expressions identify forward‑looking statements, which generally are not historical in nature. Forward‑looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results and current projections or expectations. When considering these forward‑looking statements, you should keep in mind the risk factors and other cautionary statements in the Hess Midstream’s annual report on Form 10-K for the year ended December 31, 2017, and in other reports we file with the Securities and Exchange Commission. Hess Midstream undertakes no obligation and does not intend to update these forward‑looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward‑looking statements, which speak only as of the date of this press release.

For Hess Midstream Partners LP

Investor Contact:

Jennifer Gordon

(212) 536-8244

Media Contact:

Robert Young

(346) 319-8783

HESS MIDSTREAM PARTNERS LP

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS, EXCEPT PER-UNIT DATA)

	Second	Second	First
	Quarter	Quarter	Quarter
	2018	2017	2018
Statement of operations
Revenues
Affiliate services	$164.5	$138.3	$156.8
Other income	0.2	-	0.2
Total revenues	164.7	138.3	157.0
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	37.1	38.8	34.6
Depreciation expense	30.2	28.5	30.0
General and administrative expenses	2.4	2.4	3.1
Total costs and expenses	69.7	69.7	67.7
Income from operations	95.0	68.6	89.3
Interest expense, net	0.4	0.5	0.3
Net income	$94.6	$68.1	$89.0
Less: Net income prior to the IPO on April 10, 2017	-	5.1	-
Less: Net income attributable to noncontrolling interest	76.8	51.6	72.0
Net income attributable to Hess Midstream Partners LP	17.8	11.4	17.0
Less: General partner interest in net income attributable to Hess Midstream Partners LP	0.4	0.2	0.3
Limited partners' interest in net income attributable to Hess Midstream Partners LP	$17.4	$11.2	$16.7
Net income per limited partner unit (basic and diluted):
Common	$0.32	$0.21	$0.30
Subordinated	$0.32	$0.21	$0.30
Weighted average limited partner units outstanding:
Basic:
Common	27.3	26.1	27.3
Subordinated	27.3	26.1	27.3
Diluted:
Common	27.4	26.1	27.3
Subordinated	27.3	26.1	27.3

HESS MIDSTREAM PARTNERS LP

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS, EXCEPT PER-UNIT DATA)

	Six Months Ended June 30,
	2018	2017
Statement of operations
Revenues
Affiliate services	$321.3	$268.6
Other income	0.4	-
Total revenues	321.7	268.6
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	71.7	77.7
Depreciation expense	60.2	55.3
General and administrative expenses	5.5	3.9
Total costs and expenses	137.4	136.9
Income from operations	184.3	131.7
Interest expense, net	0.7	0.5
Net income	$183.6	$131.2
Less: Net income prior to the IPO on April 10, 2017	-	68.2
Less: Net income attributable to noncontrolling interest	148.8	51.6
Net income attributable to Hess Midstream Partners LP	34.8	11.4
Less: General partner interest in net income attributable to Hess Midstream Partners LP	0.7	0.2
Limited partners' interest in net income attributable to Hess Midstream Partners LP	$34.1	$11.2
Net income per limited partner unit (basic and diluted):
Common	$0.63	$0.21
Subordinated	$0.63	$0.21
Weighted average limited partner units outstanding:
Basic:
Common	27.3	26.1
Subordinated	27.3	26.1
Diluted:
Common	27.4	26.1
Subordinated	27.3	26.1

HESS MIDSTREAM PARTNERS LP

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS, EXCEPT PER-UNIT DATA)

	Second Quarter 2018
	Gathering	Processing and Storage	Terminaling and Export	Interest and Other	Total
Statement of operations
Revenues
Affiliate services	$81.9	$62.9	$19.7	$-	$164.5
Other income	-	-	0.2	-	0.2
Total revenues	81.9	62.9	19.9	-	164.7
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	16.1	13.4	7.6	-	37.1
Depreciation expense	15.4	10.9	3.9	-	30.2
General and administrative expenses	0.9	0.4	-	1.1	2.4
Total costs and expenses	32.4	24.7	11.5	1.1	69.7
Income (loss) from operations	49.5	38.2	8.4	(1.1)	95.0
Interest expense, net	-	-	-	0.4	0.4
Net income (loss)	49.5	38.2	8.4	(1.5)	94.6
Less: Net income (loss) attributable to noncontrolling interest	39.8	30.5	6.5	-	76.8
Net income (loss) attributable to Hess Midstream Partners LP	$9.7	$7.7	$1.9	$(1.5)	$17.8

	Second Quarter 2017
	Gathering	Processing and Storage	Terminaling and Export	Interest and Other	Total
Statement of operations
Revenues
Affiliate	$66.5	$55.7	$16.1	$-	$138.3
Total revenues	66.5	55.7	16.1	-	138.3
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	15.1	14.0	9.7	-	38.8
Depreciation expense	13.8	10.9	3.8	-	28.5
General and administrative expenses	0.7	0.4	0.3	1.0	2.4
Total costs and expenses	29.6	25.3	13.8	1.0	69.7
Income (loss) from operations	36.9	30.4	2.3	(1.0)	68.6
Interest expense	-	-	-	0.5	0.5
Net income (loss)	36.9	30.4	2.3	(1.5)	68.1
Less: Net income (loss) prior to the IPO on April 10, 2017	2.2	3.2	(0.3)	-	5.1
Less: Net income (loss) attributable to noncontrolling interest	27.7	21.8	2.1	-	51.6
Net income (loss) attributable to Hess Midstream Partners LP	$7.0	$5.4	$0.5	$(1.5)	$11.4

HESS MIDSTREAM PARTNERS LP

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS, EXCEPT PER-UNIT DATA)

	First Quarter 2018
	Gathering	Processing and Storage	Terminaling and Export	Interest and Other	Total
Statement of operations
Revenues
Affiliate services	$78.5	$58.3	$20.0	$-	$156.8
Other income	-	-	0.2	-	0.2
Total revenues	78.5	58.3	20.2	-	157.0
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	13.2	13.3	8.1	-	34.6
Depreciation expense	15.2	10.9	3.9	-	30.0
General and administrative expenses	0.9	0.9	0.1	1.2	3.1
Total costs and expenses	29.3	25.1	12.1	1.2	67.7
Income (loss) from operations	49.2	33.2	8.1	(1.2)	89.3
Interest expense, net	-	-	-	0.3	0.3
Net income (loss)	49.2	33.2	8.1	(1.5)	89.0
Less: Net income (loss) attributable to noncontrolling interest	39.2	26.2	6.6	-	72.0
Net income (loss) attributable to Hess Midstream Partners LP	$10.0	$7.0	$1.5	$(1.5)	$17.0

HESS MIDSTREAM PARTNERS LP

SUPPLEMENTAL OPERATING DATA (UNAUDITED)

	Second	Second	First
	Quarter	Quarter	Quarter
	2018	2017	2018

Throughput volumes (thousands)
Gas gathering - Mcf of natural gas per day	253	210	233
Crude oil gathering - bopd	82	65	80
Gas processing - Mcf of natural gas per day	237	196	214
Crude terminals - bopd	94	66	92
NGL loading - blpd	15	12	11

		Six Months Ended June 30,
		2018	2017
Throughput volumes (thousands)
Gas gathering - Mcf of natural gas per day		243	197
Crude oil gathering - bopd		81	64
Gas processing - Mcf of natural gas per day		226	182
Crude terminals - bopd		93	60
NGL loading - blpd		13	11